                                                                      EXHIBIT 24



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara A. Cannon and Paul R. Johnson such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, for the registration of 165,000 shares of Common Stock of Celeris Corporation under its Employee Stock Purchase Plan, and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  July 18, 2001


Signature                              Title

/s/ John M. Nehra                      Chairman, Board of Directors
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John M. Nehra


/s/ W. Hudson Connery, Jr.             Director
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W. Hudson Connery, Jr.


/s/ Richard B. Fontaine                Director
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Richard B. Fontaine


/s/ Peter T. Garahan                   Director
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Peter T. Garahan


/s/ Andre G. Pernet, Ph.D.             Director
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Andre G. Pernet, Ph.D.